Exhibit (c)(12)

INVESTMENT BANKING DIVISION

Private & Confidential

Presentation to

Farm Bureau Property & Casualty Insurance Company

Discussion Materials

Goldman, Sachs & Co.

September 3, 2020

PRIVATE AND CONFIDENTIAL. This document is being sent to you for your information only as an investment banking client of Goldman Sachs and should not be forwarded outside of your organization. This document has been prepared by the Investment Banking Division and is not a product of Goldman Sachs Global Investment Research. This document should not be used as a basis for trading in the securities or loans of the companies named herein or for any other investment decision. This document does not constitute an offer to sell the securities or loans of the companies named herein or a solicitation of proxies or votes and should not be construed as consisting of investment advice. Goldman Sachs does not provide accounting, tax, or legal advice.

INVESTMENT BANKING DIVISION

Disclaimer

These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the board of directors and senior management of Farm Bureau Property & Casualty Insurance Company (the "Company") in connection with its consideration of the matters referred to herein. These materials and Goldman Sachs' presentation relating to these materials (the "Confidential Information") may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. Notwithstanding anything in this Confidential Information to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind. The Confidential Information has been prepared by the Investment Banking Division of Goldman Sachs and is not a product of its research department.

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2

Potential Timeline Transaction Time line Thursday, September 3 Morning Board M eeting Thursday, September 3 Afternoon Discussion with Iowa Insurance Div ision Thursday, September 3 Afternoon Discussion with AM Best Thursday, September 3 Evening Re ach Out to Independent FBL Directors Friday, September 4 Before Market Open Pre ss Re lease 3 M on Tue We d Thur Fri Sat Sun 8/31 9/1 Exec Com 9/2 9/3 Board 9/4 Press Release 9/5 9/6

INVESTMENT BANKING DIVISION

Precedent Squeeze Out Transactions – Summary Statistics

Summary Statistics from Precedent Squeeze Out Transactions

Criteria

- US targets
- >$400mm transaction value
- Acquirer ownership of Target >50%
- 27 transactions (14 in insurance)

- **All transactions involve off the record negotiations not reflected here**

	All Industries	Insurance[2]
Median Premium[1] (Initial Offer)	14.3 %	20.1 %
Median Total Increase in Offer Price	6.5 %	11.6 %
% of Deals with a Bump	52 %	79 %
Median Premium[1] (Final Offer)	24.2 %	31.0 %
Average No. of Price Bumps	~1	~1
Average Time to Close	~4-5 months	~8-9 months

Source: Thomson Reuters

[1] Premium calculations are determined using the offer price relative to the undisturbed price (T-1). Median for final offer taken with deals that have price bumps.

[2] Insurance transactions include deals prior to 2007 that were not included in the all industry data

4

Goldman Sachs

INVESTMENT BANKING DIVISION

Observations Regarding Recent Insurance Minority Squeeze-out Transactions

	Employers Mutual Casualty Company / EMCI	Evergreen Parent LP / AmTrust	AFG / National Interstate Corporation	Nationwide Mutual / Nationwide Financial	Alfa Mutual / Alfa Corp
Buyer	Employers Mutual Casualty Group	Evergreen Parent LP	American Financial Group	Nationwide On Your Side	Alfa
Target	EMC Insurance Group Inc.	AmTrust	National Interstate	Nationwide Financial	alfa
Year	2018	2018	2016	2008	2007
Consideration	$356 million	$1.33 billion	$312 million	$2.4 billion	$840 million
% Acquired	45.7 %	45.0 %	49.2 %	35.7 %	47.3 %
Initial Premium	25.1 %	20.7 %	32.7 %	24.4 %	15.8 %
Final Premium	50.1 %	45.3 %	41.5 %	37.8 %	44.7 %
Number of Bumps	1	2	2	1	1
Merger / Tender	Merger	Merger	Merger	Merger	Merger
Majority of Minority Clause?	Yes	Yes	Yes	No	No
Time Between Initial and Final Offers	~5 months	~5 months	~8 months	~5 months	~4 months
Board Support?	Yes	Yes	Yes	Yes	Yes
Key Transaction Observations	■ Significant price increase of 20% achieved from first bid to final announcement ■ Bruce Kelley, president, CEO and a director of both EMCI and EMCC board, recused himself from all of the respective discussions	■ Significant involvement from activist investors post-announcement ■ Split support; Glass Lewis recommended for / ISS recommended against ■ Proxy battle / activist involvement can cause material impact to outcome ■ Alleged non-independence of special committee members raised as concern; attracted litigation	■ AFG made an unsuccessful attempt via a tender offer in 2014; litigation commenced by non-affiliated director because no special committee was formed; AFG terminated the tender offer after initial federal court hearings ■ AFG made another merger proposal in 2016; AFG made formation of an independent special committee a condition to negotiation; the 2016 merger was successful	■ In uncertain market conditions shareholders may be more willing to accept a low premium with cash consideration ■ Need to establish vigorous pattern of negotiations ■ Understand business implications of accepting / rejecting offer (rating sensitivity, impending business climate, valuation trends)	■ If there is a diffuse shareholder base it may be difficult to obtain the necessary levels of shareholder approval for the transaction ■ Trade-off between negotiated deal and majority of the minority provision ■ Understand business interconnection between parent and sub (financial, business integration, strategic desires) and motivations of each party

Source for transaction details: SDC Financial

5

Review of FBL's Stock Price Performance

10-Year History

INVESTMENT BANKING DIVISION

- Total shareholder return has underperformed peers, especially over last 2-3 years

10 Year Price History

Statistic	Value
1M Average	$ 37.17
3M Average	36.19
Average Since COVID[1]	37.66
6M Average	36.85
1Y Average	45.62
3Y Average	59.27
5Y Average	58.52
10Y Average	45.34



Closing Price (USD)
$120
$110
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
Volume (000)
400
350
300
250
200
150
100
50
0
$ 37.29
Sep-2010
Sep-2015
Sep-2020

10 Year Total Return Performance vs. Peers

Performance (%)	Since COVID[1]	YTD	1Y	3Y	5Y	10Y
FBL Financial	(31.2)%	(32.4)%	(25.3)%	(35.4)%	(11.7)%	141.9 %
Protection Peers[2]	(17.9)	(14.5)	(1.7)	1.5	53.1	242.6
Cap Intensive Peers[3]	(27.7)	(22.8)	(6.8)	(24.4)	1.0	92.9
Cap Light Peers[4]	(15.7)	(12.1)	6.3	11.1	33.2	272.9
S&P 500 Index	5.2	10.6	22.9	51.0	104.0	301.6



Indexed Price
600%
500%
400%
300%
200%
100%
0%
301.6 %
272.9 %
242.6 %
141.9 %
92.9 %
Sep-2010
Sep-2015
Sep-2020
FBL Financial
Protection Peers²
Cap Intensive Peers³
Cap Light Peers⁴
S&P 500

Source: Bloomberg as of 01-Sep-2020

[1] COVID date as of 19-Feb-2020. [2] Protection Peers include: CNO Financial, Aflac, Primerica, Globe Life, Unum. [3] Cap Intensive Peers include: Athene, Metlife, Prudential, Equitable, American Equity Life, Lincoln Financial, Brighthouse Financial. [4] Cap Light Peers include: Voya, Principal, Ameriprise.

6

FBL’s Historical Valuation Levels 10-Year History – NTM Price / Earnings 25.0x 20.0x 15.0x 10.0x 9.0 x 8.2 x 7.8 x 5.0x 5.1 x 0.0x Sep-2010 May-2012 Jan-2014 Sep-2015 May-2017 Jan-2019 Sep-2020 FBL Financial Protection Peers¹ Cap Intensive Peers² Cap Light Peers³ Source: Bl oomberg as of 01-Sep-2020 ¹ Protecti on Peers i nclude: CNO Fi nancial, Aflac, Pri meri ca, Globe Li fe, Unum. ² Cap Intensi ve Peers i ncl ude: Athene, Metl ife, Prudenti al, Equitable, Ameri can Equity Life, Lincoln Fi nanci al, Bri ghthouse Fi nanci al. ³ Cap Li ght Peers i nclude: Voya, Pri ncipal, Ameri pri se. 7 NTM-Time Weighted P/E Multiple Current / Average Current 10Y Avg. YTD 1Y 2Y 3Y 5Y 10Y FBL Financial 7.8 x 62.7% 8.8 x 9.8 x 11.7 x 13.1 x 13.9 x 12.5 x Protection Peers¹ 8.2 75.5 8.9 9.9 10.7 11.3 11.5 10.9 Cap Intensive Peers² 5.1 67.4 4.8 5.2 5.8 6.9 7.5 7.6 Cap Light Peers³ 9.0 88.6 8.1 8.4 8.6 9.4 9.8 10.1

Goldman Sachs

FBL's Historical Valuation Levels

10-Year History – Price / Book (ex. AOCI)

INVESTMENT BANKING DIVISION

Average	Current	Current / 10Y Avg.	YTD	1Y	2Y	3Y	5Y	10Y
FBL Financial	0.84 x	65.6 %	0.94 x	1.05 x	1.29 x	1.44 x	1.50 x	1.28 x
Protection Peers[1]	1.16	73.8	1.28	1.44	1.58	1.63	1.63	1.57
Cap Intensive Peers[2]	0.70	73.3	0.64	0.71	0.80	0.92	0.95	0.95
Cap Light Peers[3]	1.37	106.0	1.17	1.16	1.14	1.25	1.32	1.29



P/B (ex AOCI)
3.00x
2.50x
2.00x
1.50x
1.00x
0.50x
0.00x
Sep-2010
May-2012
Jan-2014
Sep-2015
May-2017
Jan-2019
Sep-2020
1.37 x
1.16 x
0.84 x
0.70 x
FBL Financial
Protection Peers¹
Cap Intensive Peers²
Cap Light Peers³

Source: Bloomberg as of 01-Sep-2020

[1] Protection Peers include: CNO Financial, Aflac, Primerica, Globe Life, Unum. [2] Cap Intensive Peers include: Athene, Metlife, Prudential, Equitable, American Equity Life, Lincoln Financial, Brighthouse Financial. [3] Cap Light Peers include: Voya, Principal, Ameriprise.

8

Goldman Sachs

INVESTMENT BANKING DIVISION

Life Industry Valuation Multiples

FBL Dividend Yield:

9.3% (incl. $1.50 special dividend)

5.3% (excl. special dividend)

Comparison of Selected Companies

Company	Equity Market Cap	Calendarized P/E 2020E	Calendarized P/E 2021E	P/B (ex. AOCI)	ROE 2020E	ROE 2021E	LTM Dividend Yield	Debt to Capital[1]
FBL Financial	$ 912	8.7 x	7.5 x	0.84 x	NA	NA	5.3 %	8.2 %
Protection Peers								
Aflac	$ 26,282	7.9 x	8.2 x	1.16 x	13.0 %	11.9 %	3.0 %	25.2 %
Globe Life	8,891	11.9	11.0	1.58	10.3	10.5	0.9	27.2
Primerica	4,943	13.5	11.9	3.15	23.2	23.5	1.2	19.2
Unum	3,800	3.6	3.5	0.37	10.6	9.9	6.1	27.0
CNO	2,440	8.5	8.1	0.76	7.6	7.8	2.7	23.6
Median - Protection Peers		8.5 x	8.2 x	1.16 x	10.6 %	10.5 %	2.7 %	25.2 %
Capital Intensive Accumulation Peers								
MetLife	$ 35,272	7.0 x	6.4 x	0.67 x	10.0 %	10.0 %	4.7 %	20.5 %
Prudential	27,468	7.2	5.9	0.78	7.6	11.4	6.3	37.4
AXA Equitable	9,567	4.8	4.1	0.74	13.9	14.7	3.0	21.3
Athene	7,513	6.8	4.5	0.70	8.2	11.6	0.0	9.9
Lincoln National	7,059	4.6	3.7	0.53	10.8	12.1	4.3	33.4
Brighthouse	2,861	4.3	2.8	0.19	4.7	6.0	0.0	19.9
American Equity Life	2,212	4.9	5.2	0.84	14.2	11.4	1.3	14.6
Median - Capital Intensive Accumulation Peers		4.9 x	4.5 x	0.70 x	10.0 %	11.4 %	3.0 %	20.5 %
Capital Light Accumulation Peers								
Ameriprise	$ 19,374	9.6 x	8.7 x	3.17 x	32.6 %	33.7 %	2.6 %	33.2 %
Principal	11,904	8.0	7.2	0.86	10.5	11.1	6.5	23.4
VOYA	6,731	14.1	8.5	1.37	10.9	13.7	1.2	32.8
Median - Capital Light Accumulation Peers		9.6 x	8.5 x	1.37 x	10.9 %	13.7 %	2.6 %	32.8 %
Overall Median		7.2 x	6.4 x	0.78 x	10.6 %	11.4 %	2.7 %	23.6 %

P/B vs. ROE Regression – Value Map


y = 0.1158x - 0.3528
R^2 = 0.796
PRI, AMP
GL
VOYA
AFL
PFG
PRU
CNO
AEL
EQH
ATH
MET
LNC
UNM
BHF
P/B (ex. AOCI)
2.00 x
1.80 x
1.60 x
1.40 x
1.20 x
1.00 x
0.80 x
0.60 x
0.40 x
0.20 x
0.00 x
4.0 %
8.0 %
12.0 %
16.0 %
20.0 %
2021E ROE
ROE | Regression-Implied P/B | Prem/(Disc) to Regression
9.5 % | 0.75 x | 12.7 %
10.0 | 0.80 | 4.6
10.5 | 0.86 | (2.4)
Protection Peers
Cap Intensive Peers
Cap Light Peers

Source: IBES, Capital IQ, Bloomberg as of 01-Sep-2020

[1] Calculated as debt divided by total capitalization excl. AOCI.

9

Illustrative Analysis at Various Prices (1/2) ($ in millions, except per share data) Metric Illustrative Value of FBL Cash need if IFBF rolls stake4 Shareholders (ex-IFBF) Source: Company fi l i ngs and IBES Note: Market data as of 01-Sep-2020. Anal ysis i ncl udes both Cl ass A and Cl ass B shares. ¹ Aggregate purchase pri ce based on purchase pri ce per share and diluted shares outstanding. 2 Peers i nclude: CNO, AFL, PRI, GL, UNM, ATH, MET, PRU, EQH, AEL, LNC, BHF, VOYA, PFG, AMP. 3 Represents avai l able medi an premi a. 4 Assume $97mm i n Trust Preferreds and $3mm i n preferred stock stay i n pl ace after transaction. 5 COVID date as of 19-Feb-2020. 10 Purchase Price Per Share Premium to Stock Price Fully Diluted Shares (mm) Aggregate Purchase Price¹ $ 37.29 $ 40.00 $ 41.00 $ 42.00 $ 43.00 $ 44.00 $ 45.00 $ 46.00 $ 47.00 $ 48.00 $ 49.00 7.3% 9.9% 12.6% 15.3% 18.0% 20.7% 23.4% 26.0% 28.7% 31.4% 24.4 24.5 24.5 24.5 24.5 24.5 24.5 24.5 24.5 24.5 $ 978 $ 1,002 $ 1,027 $ 1,051 $ 1,076 $ 1,100 $ 1,125 $ 1,149 $ 1,174 $ 1,198 Peers² Value of Stake Value of IFBF's Stake Value of Farm Bureau Mutual's Stake $ 592 $ 607 $ 622 $ 637 $ 652 $ 666 $ 681 $ 696 $ 711 $ 726 8 8 8 9 9 9 9 9 10 10 - Value of Public Stake 375 384 394 403 412 422 431 440 450 459 - Premium to 52-Week High (13-Sep-2019) $ 58.05 52-Week Low (18-Mar-2020)29.49 30 Day VWAP 37.23 COVID Inception Date5 57.89 5 Calendar Day Average 37.74 10 Calendar Day Average 37.88 30 Calendar Day Average 37.17 60 Calendar Day Average 36.20 90 Calendar Day Average 36.19 1 Year Average 45.59 Median Cost Basis of 25 Largest 47.97 Price / Earnings 2020E $ 4.30 2021E 4.99 Price / Book Value Q2 2020 BV ex. AOCI per share $ 44.30 Q2 2020 BV in. AOCI per share 64.00 (31.1)% (29.4)% (27.6)% (25.9)% (24.2)% (22.5)% (20.8)% (19.0)% (17.3)% (15.6)% 35.7 39.1 42.4 45.8 49.2 52.6 56.0 59.4 62.8 66.2 7.5 10.1 12.8 15.5 18.2 20.9 23.6 26.3 28.9 31.6 (30.9) (29.2) (27.4) (25.7) (24.0) (22.3) (20.5) (18.8) (17.1) (15.4) 6.0 8.6 11.3 13.9 16.6 19.2 21.9 24.5 27.2 29.8 5.6 8.2 10.9 13.5 16.1 18.8 21.4 24.1 26.7 29.3 7.6 10.3 13.0 15.7 18.4 21.1 23.7 26.4 29.1 31.8 10.5 13.3 16.0 18.8 21.6 24.3 27.1 29.9 32.6 35.4 10.5 13.3 16.0 18.8 21.6 24.3 27.1 29.9 32.6 35.4 (12.3) (10.1) (7.9) (5.7) (3.5) (1.3) 0.9 3.1 5.3 7.5 (16.6) (14.5) (12.4) (10.4) (8.3) (6.2) (4.1) (2.0) 0.1 2.1 9.3 x 9.5 x 9.8 x 10.0 x 10.2 x 10.5 x 10.7 x 10.9 x 11.2 x 11.4 x 8.0 8.2 8.4 8.6 8.8 9.0 9.2 9.4 9.6 9.8 0.90 x 0.93 x 0.95 x 0.97 x 0.99 x 1.02 x 1.04 x 1.06 x 1.08 x 1.11 x 0.62 0.64 0.66 0.67 0.69 0.70 0.72 0.73 0.75 0.77 (26.8)% 87.7 (0.4) (25.8) (1.2) (1.2) (0.3) 2.3 2.4 (7.2) - 7.2 x 6.4 0.78 x 0.57 Highly Illustrative for Discussion Purposes Only

Illustrative Analysis at Various Prices (2/2) ($ in millions, except per share data) Metric Illustrative Value of FBL Cash need if IFBF rolls stake4 Shareholders (ex-IFBF) Source: Company fi l i ngs and IBES Note: Market data as of 01-Sep-2020. Anal ysis i ncl udes both Cl ass A and Cl ass B shares. ¹ Aggregate purchase pri ce based on purchase pri ce per share and diluted shares outstanding. 2 Peers i nclude: CNO, AFL, PRI, GL, UNM, ATH, MET, PRU, EQH, AEL, LNC, BHF, VOYA, PFG, AMP. 3 Represents avai l able medi an premi a. 4 Assume $97mm i n Trust Preferreds and $3mm i n preferred stock stay i n pl ace after transaction. 5 COVID date as of 19-Feb-2020. 11 Purchase Price Per Share Premium to Stock Price Fully Diluted Shares (mm) Aggregate Purchase Price¹ $ 37.29 $ 50.00 $ 51.00 $ 52.00 $ 53.00 $ 54.00 $ 55.00 $ 56.00 $ 57.00 $ 58.00 $ 59.00 $ 60.00 34.1% 36.8% 39.4% 42.1% 44.8% 47.5% 50.2% 52.9% 55.5% 58.2% 60.9% 24.5 24.5 24.5 24.5 24.5 24.5 24.5 24.5 24.5 24.5 24.5 $ 1,223 $ 1,247 $ 1,271 $ 1,296 $ 1,320 $ 1,345 $ 1,369 $ 1,394 $ 1,418 $ 1,443 $ 1,467 Peers² Value of Stake Value of IFBF's Stake Value of Farm Bureau Mutual's Stake $ 740 $ 755 $ 770 $ 785 $ 800 $ 814 $ 829 $ 844 $ 859 $ 874 $ 889 10 10 11 11 11 11 11 12 12 12 12 - Value of Public Stake 469 478 487 497 506 515 525 534 544 553 562 - Premium to 52-Week High (13-Sep-2019) $ 58.05 52-Week Low (18-Mar-2020)29.49 30 Day VWAP 37.23 COVID Inception Date5 57.89 5 Calendar Day Average 37.74 10 Calendar Day Average 37.88 30 Calendar Day Average 37.17 60 Calendar Day Average 36.20 90 Calendar Day Average 36.19 1 Year Average 45.59 Median Cost Basis of 25 Largest 47.97 Price / Earnings 2020E $ 4.30 2021E 4.99 Price / Book Value Q2 2020 BV ex. AOCI per share $ 44.30 Q2 2020 BV in. AOCI per share 64.00 (13.9)% (12.1)% (10.4)% (8.7)% (7.0)% (5.3)% (3.5)% (1.8)% (0.1)% 1.6% 3.4% 69.6 73.0 76.4 79.7 83.1 86.5 89.9 93.3 96.7 100.1 103.5 34.3 37.0 39.7 42.4 45.1 47.7 50.4 53.1 55.8 58.5 61.2 (13.6) (11.9) (10.2) (8.4) (6.7) (5.0) (3.3) (1.5) 0.2 1.9 3.6 32.5 35.1 37.8 40.4 43.1 45.7 48.4 51.0 53.7 56.3 59.0 32.0 34.6 37.3 39.9 42.5 45.2 47.8 50.5 53.1 55.7 58.4 34.5 37.2 39.9 42.6 45.3 48.0 50.6 53.3 56.0 58.7 61.4 38.1 40.9 43.7 46.4 49.2 52.0 54.7 57.5 60.2 63.0 65.8 38.2 40.9 43.7 46.4 49.2 52.0 54.7 57.5 60.3 63.0 65.8 9.7 11.9 14.1 16.2 18.4 20.6 22.8 25.0 27.2 29.4 31.6 4.2 6.3 8.4 10.5 12.6 14.7 16.7 18.8 20.9 23.0 25.1 11.6 x 11.9 x 12.1 x 12.3 x 12.6 x 12.8 x 13.0 x 13.3 x 13.5 x 13.7 x 14.0 x 10.0 10.2 10.4 10.6 10.8 11.0 11.2 11.4 11.6 11.8 12.0 1.13 x 1.15 x 1.17 x 1.20 x 1.22 x 1.24 x 1.26 x 1.29 x 1.31 x 1.33 x 1.35 x 0.78 0.80 0.81 0.83 0.84 0.86 0.87 0.89 0.91 0.92 0.94 (26.8)% 87.7 (0.4) (25.8) (1.2) (1.2) (0.3) 2.3 2.4 (7.2) - 7.2 x 6.4 0.78 x 0.57 Highly Illustrative for Discussion Purposes Only

Appendix A: Selected Minority Squeeze-outs

Goldman Sachs

INVESTMENT BANKING DIVISION

Comparison of Selected Insurance Company Minority Squeeze-outs

			Final Premium Over					
Date of Ann.	Acquiring Company / Acquired Company	Aggregate Consideration (mm)	1-Week VWAP Prior to Ann.	52-Week High	# of Bumps[1]	Initial Premium to Undisturbed Stock Price	Final Premium to Undisturbed Stock Price	Inside Ownership Pre-Trans.
16-Nov-18	Employers Mutual Casualty Co EMC Insurance Group Inc	$ 356	47.7 %	16.0 %	1	25.1 %	50.1 %	54.3 %
9-Jan-18	Evergreen Parent LP AmTrust Financial Services Inc	1,327	41.9	(47.1)	2	20.7	45.3	55.0
7-Mar-16	Great American Insurance Group National Interstate Corp	312	37.8	10.4	2	32.7	41.5	50.8
1-Nov-10	CNA Financial Corp CNA Surety Corp	477	37.4	36.1	1	14.3	37.9	62.0
4-Sep-09	Fairfax Financial Holdings Ltd Odyssey Re Holdings Corp	1,050	29.7	19.7	1	19.5	29.4	72.2
10-Mar-08	Nationwide Mutual Nationwide Finl Svcs Inc	2,450	31.4	(19.1)	1	24.4	37.8	64.3
17-Jul-07	Alfa Mutual Alfa Corp	840	43.7	10.8	1	15.8	44.7	52.7
22-Feb-07	American Financial Group Inc Great American Finl Res Inc	245	14.2	2.3	1	8.6	13.2	75.7
24-Jan-07	AIG 21st Century Insurance Co	813	33.2	22.6	1	19.0	32.6	60.8
21-Mar-06	Erie Indemnity Co Erie Family Life Insurance Co	75	9.8	(0.6)	-	6.7	6.7	75.1
6-Jun-01	Liberty Mutual Insurance Co Liberty Financial Cos Inc	536	(0.0)	(29.2)	-	23.9	23.9	65.6
30-Aug-00	AXA SA AXA Financial Inc	11,189	9.6	4.4	1	21.7	24.3	54.7
27-Mar-00	Hartford Fin Svcs Group Inc Hartford Life(ITT Hartford)	1,325	26.5	(8.2)	1	3.4	18.6	81.5
21-Mar-00	Citigroup Travelers Prop. Casualty Corp	2,449	30.5	1.5	-	23.2	23.2	85.0
	Low		(0.0)%	(47.1)%	-	3.4 %	6.7 %	50.8 %
	Median		31.0	3.3	1	20.1	31.0	63.2
	High		47.7	36.1	2	32.7	50.1	85.0

Source: CapIQ, Press Releases

[1] Does not reflect off the record negotiations between parties. [2] Assumed bump based on price increase / limited disclosure.

Selected Minority Squeeze-outs

13

Goldman Sachs

Selected Minority Squeeze-outs

INVESTMENT BANKING DIVISION

Date of Ann.	Acquiring Company / Acquired Company	Transaction Value ($mm)	Initial Premium to Undisturbed Stock Price	Final Premium to Undisturbed Stock Price	Inside Ownership Pre-Transaction
13-Jan-20	Brookfield Renewable Partners / TerraForm Power Inc	$ 1,440	10.9 %	6.2 %	61.6 %
27-Nov-19	KYOCERA Corp / AVX Corp	1,031	29.7	44.6	72.0
18-Oct-18	Valero Energy Corp / Valero Energy Partners LP	950	7.2	7.2	67.5
9-Oct-18	Antero Midstream GP LP / Antero Midstream Partners LP	2,769	6.5	6.5	52.9
19-Jun-18	Roche Holdings AG / Foundation Medicine Inc	2,261	28.7	28.7	55.9
17-May-18	Cheniere Energy Inc / Cheniere Energy Partners LP	580	1.0	10.7	91.9
17-May-18	Enbridge Inc / Spectra Energy Partners LP	3,278	0.0	20.9	83.1
17-May-18	The Williams Cos Inc / Williams Partners LP	10,468	6.4	6.4	73.3
9-Jan-18	Evergreen Parent LP / AmTrust Financial Services Inc	1,327	20.7	45.3	55.0
1-Oct-14	Enterprise Products Partners / Oiltanking Partners LP	1,390	(0.0)	(1.1)	65.9
22-Oct-13	Plains All American Pipeline / PAA Natural Gas Storage LP	761	0.2	0.2	61.9
7-May-13	Pioneer Natural Resources Co / Pioneer Southwest Energy Ptnrs	694	14.7	57.1	52.4
13-Dec-12	Sprint Nextel Corp / Clearwire Corp	3,330	20.8	108.3	50.4
28-Nov-12	GETCO Holding Co LLC / Knight Capital Group Inc	578	17.8	26.3	58.0
28-Nov-12	Danfoss A/S / Sauer-Danfoss Inc	693	24.4	48.6	75.6
23-Feb-11	DEP Holdings LLC / Duncan Energy Partners LP	1,045	28.1	34.6	58.7
1-Nov-10	CNA Financial Corp / CNA Surety Corp	477	14.3	37.9	62.0
26-Aug-10	Berkshire Hathaway Inc / Wesco Financial Corp	545	19.3	18.6	80.1
5-Apr-10	CF Industries Holdings Inc / Terra Industries Inc	659	0.3	0.3	85.7
21-Mar-10	CONSOL Energy Inc / CNX Gas Corp	989	24.2	24.2	82.5
3-Mar-09	Magellan Midstream Partners LP / Magellan Midstream Hldg LP	533	25.0	25.0	54.6
12-Aug-08	Bank of Tokyo-Mitsubishi UFJ / UnionBanCal Corp,CA	3,707	8.3	26.3	61.1
21-Jul-08	Roche Holdings AG / Genentech Inc	46,695	8.8	16.1	52.2
10-Mar-08	Nationwide Mutual Insurance Co / Nationwide Finl Svcs Inc	2,450	24.4	37.8	64.3
17-Jul-07	Alfa Mutual / Alfa Corp	840	15.8	44.7	52.7
12-Jul-07	LVB Acquisition Inc / Biomet Inc	2,046	0.5	0.5	80.0
2-Apr-07	Sam Zell / Tribune Co	3,638	5.9	5.9	52.5
Median			14.3 %	24.2 %	61.9 %

Source: CapIQ, Press Releases
Note: Includes US targets only, with >$400mm transaction value, and pre-transaction inside ownership of >50%.

Selected Minority Squeeze-outs 14